Exhibit 99.1

Wolfspeed Reports Financial Results for the First Quarter of Fiscal 2026
Delivered Strong Quarterly Results While Navigating Emergence from Chapter 11
Focusing the Company on Product Innovation and Technology Leadership in High-Growth Verticals

DURHAM, N.C. October 29, 2025 -- Wolfspeed, Inc. (NYSE: WOLF) today announced its results for the first quarter of fiscal 2026.

Quarterly Financial Highlights (Continuing operations only. All comparisons are to the first quarter of fiscal 2025.)
•Consolidated revenue of approximately $197 million, compared to $195 million
◦Mohawk Valley Fab contributed $97 million in revenue, compared to $49 million
•GAAP gross margin of (39)%, compared to (19)%
•Non-GAAP gross margin of (26)%, compared to 3%
◦GAAP and non-GAAP gross margin includes the impacts of underutilization costs related to the Mohawk Valley Fab and Siler City Fab. Underutilization was $47 million, compared to $26 million. Prior to the attainment of production readiness at the Siler City facility in late fiscal 2025, these costs associated with Siler City were presented in Start-Up Costs.
•GAAP loss per share of $(4.12), compared to ($2.23)
◦GAAP loss per share includes $504 million of Reorganization Items related to our Chapter 11 cases, including $28 million of professional fees and $476 million of debt-related adjustments.
•Non-GAAP loss per share of $(0.55), compared to $(0.91)
•Ended the quarter with $926 million of cash, cash equivalents & short-term investments

“In my first months as CEO, I’ve been deeply impressed by the resilience and focus of the Wolfspeed team. Through our restructuring, we’ve strengthened the foundation of the company, emerging as a leaner organization with a focus on product innovation and market leadership," said Wolfspeed CEO Robert Feurle.
Feurle continued, “We’re building a stronger Wolfspeed that capitalizes on our world-class 200mm manufacturing footprint and leadership in silicon carbide. As we look ahead, we’re taking a disciplined approach to align the business with the near-term headwinds while advancing into new, high-growth applications like AI data centers, aerospace, and energy storage. We believe these actions position Wolfspeed to deliver sustainable growth and long-term value.”
Business Outlook:
Wolfspeed expects a sequential decline in revenue. The Company expects to generate revenue between $150 million and $190 million for its fiscal second quarter, driven primarily by accelerated customer purchases in our first fiscal quarter, as certain customers built up inventory by placing orders from the Durham fab prior to its planned closure at year-end, and by certain customers pursuing second-sourcing of products during the pendency of Wolfspeed’s bankruptcy process. In addition, in line with others in the industry, Wolfspeed has experienced ongoing softness in the market that it expects will continue through fiscal 2026.
Wolfspeed plans to provide a comprehensive financial update in the first half of calendar 2026, but will not otherwise be updating its long-term model or guidance before then.

Chapter 11 Emergence & Recapitalization:
On September 29, 2025, Wolfspeed emerged from Chapter 11. The Company was able to maintain payments to its vendors, continue serving customers, and operate business as usual throughout the entirety of the restructuring process. As of the end of the first quarter of fiscal 2026, Wolfspeed had $926 million of cash, cash equivalents and short-term investments on its balance sheet, providing runway and financial flexibility to execute on its self-funded business plan post-emergence.
The first quarter results do not reflect the previously announced emergence from Chapter 11 and recapitalization on September 29, 2025, which occurred in the second quarter of fiscal 2026. Wolfspeed currently expects to qualify for fresh-start accounting as a result of its emergence from Chapter 11, in accordance with U.S. GAAP. As a result, Wolfspeed will allocate the reorganization value of the Company to its individual assets, including property, plant and equipment, based on their estimated fair values. Although the Company has not completed its fresh-start accounting procedures and is unable to confirm the impact that emergence from Chapter 11 will have on its financial condition and results of operations, it expects to record material adjustments related to its Plan of Reorganization and the application of fresh-start accounting during the second quarter of fiscal 2026.
Quarterly Conference Call:
Wolfspeed will provide additional commentary on a conference call at 5:00 p.m. Eastern time today reviewing the highlights of its first quarter results. The company will not be taking a Q&A on the call.
The conference call will be available to the public through a live audio web broadcast via the Internet. For webcast details, visit Wolfspeed's website at investor.wolfspeed.com/events.cfm.
About Wolfspeed, Inc.
Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.TM Learn more at www.wolfspeed.com.
Non-GAAP Financial Measures:
This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Wolfspeed's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.
Forward Looking Statements:
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including estimates, forecasts, and projections about possible or assumed future results of Wolfspeed’s business, financial condition, liquidity, results of operations, plans, and objectives and Wolfspeed’s industry and market growth. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this press release that are not historical are forward-looking statements, including statements regarding Wolfspeed’s position in the industry, the impacts of Wolfspeed's recent restructuring and the expected strength of its capital structure, and Wolfspeed's ability to design and sell products for new industries. Actual results could differ materially due to a number of factors, including but not limited to, risks and uncertainties associated with Wolfspeed's recent emergence from Chapter 11 bankruptcy, including the potential effects on Wolfspeed's relationship with its various stakeholders, including customers, vendors, contractors, employees or suppliers, its ability to attract, motivate, and/or retain management and key personnel, its ability to retain customers, and third parties willing to do business with Wolfspeed on acceptable terms or at all; ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine and tension in the Middle East; changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with Wolfspeed’s expansion plans, including design and construction delays, cost overruns, the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to Wolfspeed’s restructuring costs; Wolfspeed’s ability to obtain additional funding as needed, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; the risk that Wolfspeed does not meet its production commitments to those customers who provide Wolfspeed with capacity reservation deposits or similar payments; the risk that Wolfspeed may experience production difficulties that preclude it from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; Wolfspeed’s ability to lower costs; the risk that Wolfspeed’s results will suffer if it is unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand or scaling back its manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor’s products instead; product mix; risks associated with the ramp-up of production of Wolfspeed’s new products, and Wolfspeed’s entry into new business channels different from those in which it has historically operated; Wolfspeed’s ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for Wolfspeed’s products will not develop as it expects, including the adoption of Wolfspeed’s products by electric vehicle manufacturers and the overall adoption of electric vehicles; the risk that the economic and political uncertainty caused by the tariffs imposed or announced by the United States on imported goods, and corresponding tariffs and other retaliatory measures imposed by other countries (including China) in response, may continue to negatively impact demand for Wolfspeed’s products; the risk that Wolfspeed or its channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as Wolfspeed experiences wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of Wolfspeed’s business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that Wolfspeed’s investments may experience periods of significant market value and interest rate volatility causing it to recognize fair value losses on Wolfspeed’s investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to Wolfspeed’s operations, supply chain, including its contract manufacturers, or customer demand; the risk Wolfspeed may be required to record a significant charge to earnings if its remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; Wolfspeed’s ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render Wolfspeed’s products obsolete; the potential lack of customer acceptance for Wolfspeed’s products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of Wolfspeed’s brand and products, resulting in lower demand for its products; the risk that Wolfspeed’s products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that Wolfspeed is not able to successfully execute or achieve the potential benefits of Wolfspeed’s efforts to enhance its value; and other factors discussed in Wolfspeed’s filings with the Securities and Exchange Commission (the “SEC”), including Wolfspeed’s report on Form 10-K for the fiscal year ended June 29, 2025, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed’s judgment as of the date of this press release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
Wolfspeed® is a registered trademark of Wolfspeed, Inc.

WOLFSPEED, INC.
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended
(in millions of U.S. Dollars, except per share data)	September 28, 2025	September 29, 2024
Revenue, net	$196.8	$194.7
Cost of revenue, net	273.9	230.9
Gross (loss) profit	(77.1)	(36.2)
Gross margin percentage	(39)%	(19)%

Operating expenses:
Research and development	31.7	50.9
Sales, general and administrative	37.9	62.2
Factory start-up costs	—	19.7
Gain on disposal of property and equipment	(5.7)	—
Restructuring and other expenses	20.4	61.1
Total operating expense	84.3	193.9
Operating loss	(161.4)	(230.1)
Operating loss percentage	(82)%	(118)%
Reorganization items, net	503.8	—
Interest expense, net of capitalized interest	0.7	64.5
Non-operating income (expense), net	(22.4)	(12.8)
Loss before income taxes	(643.5)	(281.8)
Income tax expense	0.1	0.4
Net loss	($643.6)	($282.2)

Basic and diluted loss per share
Net loss	($4.12)	($2.23)

Weighted average shares - basic and diluted (in thousands)	156,185	126,733

WOLFSPEED, INC.
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions of U.S. Dollars)	September 28, 2025	June 29, 2025
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$926.0	$955.4
Accounts receivable, net	155.6	178.8
Inventories, net	385.5	435.4
Prepaid expenses	75.5	97.2
Investment tax credit receivable	654.0	653.4
Other current assets	118.3	222.0
Total current assets	2,314.9	2,542.2
Property and equipment, net	3,775.8	3,916.5
Intangible assets, net	24.2	23.8
Long-term investment tax credit receivable	181.3	105.0
Other assets	254.9	266.9
Total assets	$6,551.1	$6,854.4

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$196.5	$280.2
Contract liabilities and distributor-related reserves	72.9	50.0
Income taxes payable	0.9	0.8
Finance lease liabilities	—	0.5
Current maturity on long-term borrowings	—	6,538.0
Other current liabilities	29.3	220.5
Total current liabilities	299.6	7,090.0

Long-term liabilities:
Finance lease liabilities - long-term	—	8.4
Other long-term liabilities	16.6	203.1
Liabilities subject to compromise	7,315.3	—
Total liabilities	7,631.5	7,301.5

Shareholders’ equity:
Common stock	0.2	0.2
Additional paid-in-capital	4,103.6	4,094.1
Accumulated other comprehensive loss	(3.0)	(3.8)
Accumulated deficit	(5,181.2)	(4,537.6)
Total shareholders’ equity	(1,080.4)	(447.1)
Total liabilities and shareholders’ equity	$6,551.1	$6,854.4

WOLFSPEED, INC.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended
(in millions of U.S. Dollars)	September 28, 2025	September 29, 2024
Operating activities:
Net loss	($643.6)	($282.2)
Adjustments to reconcile net loss to cash used in operating activities of continuing operations:
Non-cash reorganization items	475.7	—
Depreciation and amortization	69.3	71.1
Gain on sale of property	(5.7)	—
Gain on RTP Fab Transfer	(25.4)	—
Amortization and write-off of deferred financing costs	—	6.7
Stock-based compensation	13.6	23.7
Loss on equity investment	10.9	—
Inventory write-off	29.0	—
Loss on disposal or impairment of property and equipment	0.2	0.6
Amortization of premium on investments, net	(1.2)	(3.8)
Realized loss on sale of investments	—	0.1
Changes in operating assets and liabilities:
Accounts receivable, net	23.2	2.0
Inventories	0.7	(25.6)
Prepaid expenses and other assets	42.2	(10.5)
Accounts payable	22.4	20.2
Accrued salaries and wages and other liabilities	(28.4)	65.1
Contract liabilities and distributor-related reserves	22.8	0.6
Cash provided by (used in) operating activities	5.7	(132.0)
Investing activities:
Purchases of property and equipment	(104.0)	(437.0)
Purchases of patent and licensing rights	(1.4)	(1.2)
Proceeds from sale of property and equipment	13.9	—
Proceeds from sale of MACOM shares	92.7	—
Purchases of short-term investments	(83.4)	(56.1)
Proceeds from maturities of short-term investments	151.8	256.2
Proceeds from sale of short-term investments	67.2	3.1
Reimbursement of capital expenditures from incentives and investment credits	0.1	42.0
Cash provided by (used in) investing activities	136.9	(193.0)
Financing activities:
Adequate protection payments on 2030 Senior Secured Notes	(38.4)	—
Tax withholding on vested equity awards	(0.6)	(3.6)
Payments on long-term debt borrowings, including finance lease obligations	—	(0.1)
Incentive-related escrow refunds	—	10.0
Commitment fees on long-term incentive agreement	—	(1.5)
Cash (used in) provided by financing activities	(39.0)	4.8
Effects of foreign exchange changes on cash and cash equivalents	0.8	0.4
Net change in cash and cash equivalents	104.4	(319.8)
Cash and cash equivalents:
Cash and cash equivalents, beginning of period	467.2	1,045.9
Cash and cash equivalents, end of period	$571.6	$726.1
add: Short-term Investments	$354.4	$961.5
Cash, cash equivalents, and short-term investments	$926.0	$1,687.6

Product Line Revenue

	Three months ended
(in millions of U.S. Dollars)	September 28, 2025	September 29, 2024
Power Products	$131.8	$97.1
Materials Products	65.0	97.6
Total	$196.8	$194.7

Non-GAAP Measures of Financial Performance
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Wolfspeed uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating loss, non-GAAP non-operating (expense) income, net, non-GAAP net loss, non-GAAP diluted loss per share, non-GAAP EBITDA, adjusted EBITDA and free cash flow. These measures are presented for continuing operations only.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Wolfspeed's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Wolfspeed's results of operations in conjunction with the corresponding GAAP measures.
Wolfspeed believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Wolfspeed has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Wolfspeed's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Wolfspeed's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Wolfspeed excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its Employee Stock Purchase Program. Wolfspeed excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Wolfspeed does not use to evaluate core operating performance.
Amortization of acquisition-related intangibles. Wolfspeed incurred amortization or impairment of acquisition-related intangibles in connection with acquisitions. Wolfspeed excludes these items because they are non-cash expenses that Wolfspeed does not use to evaluate core operating performance.
Reorganization items, net. Wolfspeed has incurred significant costs associated with the Chapter 11 cases, primarily a make whole claim, professional fees and the write-off of original issue discount and deferred debt issuance costs on debt subject to compromise. In accordance with applicable guidance, costs associated with the bankruptcy proceedings prior to emergence have been recorded as Reorganization items, net. Wolfspeed does not believe these expenses are reflective of ongoing operating results.
Gain on RTP fab transfer. Wolfspeed recognized a gain on the contracts that were connected to the sale of its Radio Frequency product line when the RTP Fab Transfer was completed on July 25, 2025. Wolfspeed does not believe this gain is reflective of ongoing operating results.

Asset impairment. Wolfspeed incurred impairment charges on certain assets under construction in connection with the restructuring plan. The carrying value of the impaired assets has been reduced to an estimated salvage value. Wolfspeed does not believe this expense is reflective of ongoing operating results.
Gain on disposal of property and equipment. Wolfspeed sold idle equipment during fiscal 2026. Wolfspeed does not believe this gain is reflective of ongoing operating results.
Project, transformation and transaction costs. The Company has incurred professional services fees and other costs associated with completed and potential acquisitions and divestitures, as well as internal transformation programs focused on optimizing the Company's administrative processes. Wolfspeed excludes these items because Wolfspeed believes they are not reflective of the ongoing operating results of Wolfspeed's business.
Restructuring and facility closure costs. During the first quarter of fiscal 2025, the Company began a headcount reduction and facility consolidation plan (the "2025 Restructuring Plan") to incur costs to optimize its operating model and accelerate its transition to 200 mm silicon carbide offerings through facility closures and headcount reduction initiatives. Wolfspeed does not include these expenses when evaluating core operating activities for strategic decision making, forecasting future results and evaluating current performance, as these activities may be non-recurring, unusual, infrequent or directly related to an event that is distinct and non-reflective of the Company's ongoing business operations. Restructuring and facility closure costs associated with the 2025 Restructuring Plan primarily consist of severance, asset-related charges and other closure-related costs related to facilities in the process of closing or are already closed. Other closure-related costs primarily consist of contract termination costs, manufacturing transition charges and certain inventory abandonments that are directly attributable to a facility closure. Contract termination costs are directly attributable to facility closures and other restructuring-related activities. Manufacturing transition charges include non-productive manufacturing expenses incurred during the period from when shutdown activities commence to when a facility is closed. Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location. Loss on disposition of assets results from abandonment of non-productive assets in accordance with a restructuring plan.
Amortization of discount and debt issuance costs, net of capitalized interest. The issuance of the Company's convertible senior notes in April 2020, February 2022 and November 2022, the sale of the Company's 2030 senior secured notes in June 2023, and the receipt of deposits in connection with an unsecured customer refundable deposit agreement in July 2023 and in the second half of fiscal 2024 results in amortization of discount and debt issuance costs. Wolfspeed excludes amortization of discount and debt issuance costs from its non-GAAP measures because they are non-cash expenses that Wolfspeed does not use to evaluate core operating performance.
Loss on Wafer Supply Agreement. In connection with the completed sale of the LED Products business unit to SMART Global Holdings, Inc., and its wholly owned subsidiary, the Company entered into a Wafer Supply and Fabrication Services Agreement (the Wafer Supply Agreement), pursuant to which the Company supplies CreeLED, Inc. with certain silicon carbide materials and fabrication services for up to four years. Wolfspeed excludes the financial impact of this agreement because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Loss on equity investment. The Company received shares of MACOM common stock in connection with the divestiture of the RF product line. These shares are accounted for utilizing the fair value option and changes in the fair value of the shares are recognized in income. The Company completed the sale of the MACOM shares received in September 2025. Wolfspeed excludes the impact of these gains or losses from its non-GAAP measures because Wolfspeed believes it is not reflective of the ongoing operating results of Wolfspeed's business.
Income tax adjustment. This amount reconciles GAAP tax (benefit) expense to a calculated non-GAAP tax (benefit) expense utilizing a non-GAAP tax rate. The non-GAAP tax rate estimates an appropriate tax rate if the listed non-GAAP items were excluded. This reconciling item adjusts non-GAAP net (loss) income to the amount it would be if the calculated non-GAAP tax rate was applied to non-GAAP (loss) income before income taxes.
Wolfspeed may incur some of these same expenses, including income taxes associated with these expenses, in future periods.
In addition to the non-GAAP measures discussed above, Wolfspeed also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows from continuing operations, less net purchases of property and equipment and patent and licensing rights. Wolfspeed considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Wolfspeed's business, make strategic acquisitions and strengthen the balance sheet. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

WOLFSPEED, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in millions of U.S. Dollars, except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three months ended
	September 28, 2025	September 29, 2024
GAAP gross loss	($77.1)	($36.2)
GAAP gross margin percentage	(39)%	(19)%
Adjustments:
Stock-based compensation expense	7.8	8.5
Restructuring and facility closure costs	18.1	34.3
Non-GAAP gross (loss) profit	($51.2)	$6.6
Non-GAAP gross margin percentage	(26)%	3%

Non-GAAP Operating Loss

	Three months ended
	September 28, 2025	September 29, 2024
GAAP operating loss	($161.4)	($230.1)
GAAP operating loss percentage	(82)%	(118)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	7.8	8.5
Research and development	2.2	3.2
Sales, general and administrative	3.6	12.0
Total stock-based compensation expense	13.6	23.7
Amortization of acquisition-related intangibles	—	0.3
Project, transformation and transaction costs	13.8	6.0
Restructuring and facility closure costs:
Cost of revenue, net	18.1	34.3
Asset impairment	0.1	—
Other operating expense	3.6	52.8
Total restructuring and other costs	21.8	87.1
Gain on disposal of property and equipment	(5.3)	—
Total adjustments to GAAP operating loss	43.9	117.1
Non-GAAP operating loss	($117.5)	($113.0)
Non-GAAP operating loss percentage	(60)%	(58)%

Non-GAAP Non-Operating Income (Expense), net

	Three months ended
	September 28, 2025	September 29, 2024
GAAP non-operating expense, net	($482.1)	($51.7)
Adjustments:
Reorganization items, net	503.8	—
Loss on equity investment	10.9	—
Amortization of discount and debt issuance costs, net of capitalized interest	—	6.7
Gain on RTP fab transfer	(25.4)	—
Loss on Wafer Supply Agreement	—	9.2
Non-GAAP non-operating income (expense), net	$7.2	($35.8)

Non-GAAP Net Loss

	Three months ended
	September 28, 2025	September 29, 2024
GAAP net loss	($643.6)	($282.2)
Adjustments:
Stock-based compensation expense	13.6	23.7
Amortization of acquisition-related intangibles	—	0.3
Project, transformation and transaction costs	13.8	6.0
Restructuring and facility closure costs	21.8	87.1
Gain on disposal of property and equipment	(5.3)	—
Reorganization items, net	503.8	—
Loss on equity investment	10.9	—
Amortization of discount and debt issuance costs, net of capitalized interest	—	6.7
Gain on RTP fab transfer	(25.4)	—
Loss on Wafer Supply Agreement	—	9.2
Total adjustments to GAAP net loss before provision for income taxes	533.2	133.0
Income tax adjustment - benefit	25.2	33.4
Non-GAAP net loss	($85.2)	($115.8)

Non-GAAP diluted loss per share	($0.55)	($0.91)
Non-GAAP weighted average shares (in thousands)	156,185	126,733

Adjusted EBITDA

	Three months ended
	September 28, 2025	September 29, 2024
GAAP net loss	($643.6)	($282.2)
Reconciling items to EBITDA (Non-GAAP)
Income tax (benefit) expense	0.1	0.4
Interest (income) expense, net	(8.2)	42.3
Depreciation and amortization	69.3	71.1
EBITDA (Non-GAAP)	(582.4)	(168.4)

Reconciling items to adjusted EBITDA (Non-GAAP)
Stock based compensation	13.6	23.7
Project, transformation and transaction costs	13.8	6.0
Reorganization costs, net	503.8	—
Loss on equity investment	10.9	—
Restructuring and facility closure costs(1)	13.6	68.3
Gain on disposal of property and equipment	(5.3)	—
Loss on Wafer Supply Agreement	—	9.2
Gain on RTP fab transfer	(25.4)	—
Adjusted EBITDA (Non-GAAP)	($57.4)	($61.2)

(1)Excludes restructuring-related depreciation of $8.2 million and $18.8 million included in "Depreciation and amortization" for the three months ended September 28, 2025 and September 29, 2024, respectively.

Free Cash Flow

	Three months ended
	September 28, 2025	September 29, 2024
Net cash used in operating activities	$5.7	($132.0)
Less: PP&E spending, net of reimbursements from long-term incentive agreement	(103.9)	(395.0)
Less: Patents spending	(1.4)	(1.2)
Total free cash flow	($99.6)	($528.2)

Contact:
Tyler Gronbach
Wolfspeed, Inc.
Vice President of External Affairs
Phone: 919-407-4820
investorrelations@wolfspeed.com

Source: Wolfspeed, Inc.